SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement              [  ]    Confidential, for Use of the
[X]      Definitive Proxy Statement                       Commission Only (as permitted by
[_]      Definitive Additional Materials                  Rule 14a-6(e)(2))
[_]      Soliciting Material Pursuant to
         (ss.)240.14a-11(c) or (ss.)240.14a-12

                              VSI LIQUIDATION CORP.
                   ----------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                   ----------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                              VSI Liquidation Corp.
                             2170 Piedmont Road, NE
                             Atlanta, Georgia 30324
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The Annual Meeting of Stockholders of VSI Liquidation Corp. ("VSI") will be held at the Marriott Courtyard - Executive Park, 1236 Executive Park Drive, NE, Atlanta, Georgia 30329 on Monday, January 21, 2002, at 8:00 a.m., Atlanta time, for the purpose of considering and acting upon the following:

     1.   The election of two directors to the board of directors; and

     2. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     The board of directors has fixed the close of business on December 3, 2001 as the record date for determination of stockholders of VSI entitled to receive notice of and to vote at the annual meeting or any adjournments thereof.

     Your vote is important! Whether you expect to attend the meeting or not, please date, sign, complete, and return the accompanying proxy in the enclosed self-addressed envelope as promptly as possible.

                                         By Order of the Board of Directors:


                                         /s/ Joe M. Young
                                         -------------------------------------
                                         Joe M. Young
                                         Director



Date:  December 3, 2001

     A copy of the Annual Report on Form 10-K of VSI Liquidation Corp. for the fiscal year ended June 30, 2001, containing financial statements, is enclosed.

                              VSI Liquidation Corp.
                              2170 Piedmont Road NE
                             Atlanta, Georgia 30324
                    ----------------------------------------
                       2002 Annual Meeting of Stockholders

                                 Proxy Statement
                    ----------------------------------------

                               General Information

     This proxy statement is furnished for the solicitation of proxies by the board of directors of VSI Liquidation Corp. for its Annual Meeting of Stockholders to be held on January 21, 2002, at 8:00 a.m., Atlanta time, at the Marriott Courtyard - Executive Park, 1236 Executive Park Drive, NE, Atlanta, Georgia 30329.

     This proxy statement and the accompanying form of proxy are being first mailed to stockholders on or about December 3, 2001. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the secretary of VSI a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the secretary a subsequent proxy relating to the same shares; or (iii) attending the meeting and voting in person, attendance at the meeting will not in and of itself constitute revocation of a proxy. Any proxy which is not revoked will be voted at the annual meeting in accordance with the stockholder's instructions. If a stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the board of directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the annual meeting.

     Proxies will be solicited from VSI's stockholders by mail. VSI will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. VSI does not intend to employ a proxy solicitation firm to solicit proxies in connection with the annual meeting. It is possible that directors, officers and regular employees of VSI may make further solicitation personally or by telephone, telegraph or mail. Directors and officers of VSI will receive no additional compensation for any such further solicitation.

     Only holders of record of VSI's common stock at the close of business on December 3, 2001 are entitled to notice of, and to vote at, the annual meeting. At the close of business on December 3, 2001, VSI had outstanding a total of 7,906,617 shares of common stock. Each such share will be entitled to one vote, non-cumulative, on each matter to be considered at the annual meeting. A majority of the outstanding shares of common stock, present in person or represented by proxy at the annual meeting, will constitute a quorum for the transaction of business at the annual meeting.

     Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by VSI to act as election inspectors for the meeting. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

     Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Accordingly, the two nominees receiving the highest vote totals will be elected as directors of VSI at the annual meeting. It is expected that shares held by executive officers and directors of VSI, which in the aggregate represent approximately 72.5% of the outstanding shares of common stock, will be voted for the director nominees. With respect to election of directors, abstentions, votes "withheld" and broker non-votes will be disregarded and have no effect on the outcome of the vote.

     There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this proxy statement.

                    SALE OF SUBSTANTIALLY ALL OF VSI'S ASSETS

     On September 8, 1998, VSI entered into a Second Amended and Restated Asset Purchase Agreement with HydroChem Industrial Services, Inc. ("HydroChem") which provided for the sale of substantially all of VSI's assets to HydroChem and the assumption by HydroChem of substantially all of VSI's liabilities. The purchase price was approximately $30.0 million. $4.0 million of the proceeds were placed in escrow to secure and indemnify HydroChem for any breach of VSI's covenants and for any environmental liabilities. Escrow funds, to the extent not needed to indemnify HydroChem, will be released over the approximately three year period following the closing (the "Closing"), which occurred on January 5, 1999 and was effective as of January 1, 1999.

     On January 29, 1999, an initial liquidating cash dividend of approximately $16.8 million ($2.13 per share) was mailed to stockholders of record at the close of business on January 22, 1999. An additional liquidating cash dividend of approximately $1.2 million (.15 per share) and $790,000 ($.10 per share) was paid to stockholders of record on the close of business on January 31, 2000 and 2001, respectively. VSI expects that, subject to any claims which may be made by HydroChem, the remaining escrowed funds of approximately $2.4 million (including earning on escrowed funds to date) will be released on or about the third anniversary of the Closing date in amounts of approximately $1.4 million in 2002, with up to an additional $1 million being released at such time as VSI delivers to HydroChem a certificate regarding certain environmental remediation matters, which is currently expected to be possible in the year 2002.

     VSI changed its name from Valley Systems, Inc. to VSI Liquidation Corp. after the Closing and does not have and will not have any business operations in the future other than those associated with the winding up and dissolution of VSI, including distribution of any escrow funds released to VSI.

                              ELECTION OF DIRECTORS

     The proxy holders intend to vote "FOR" election of the nominees named below, who are currently members of the board, as directors of VSI, unless otherwise specified in the proxy. Directors of VSI elected at the annual meeting to be held on January 21, 2002 will hold office until the next annual meeting or until their successors are elected and qualified.

     Each of the nominees has consented to serve on the board of directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the board may recommend.

     The individuals listed below as nominees for the board of directors were directors of VSI during fiscal 2001. The name and age of each nominee, the period during which such person has served as a director and each nominee's principal occupation during the last five years is set forth below:

                                       Director
    Name                      Age      Since        Principal Occupation
    ----                      ---      --------     --------------------
    Allen O. Kinzer           61       1991         President of A.O. Kinzer and Associates, Inc.

    Joe M. Young              72       1992         General Manager of Rollins Investment Fund

Recommendation of the Board of Directors

     The board of directors of VSI recommends a vote FOR the election of each of the director nominees named above.

                      COMMITTEES AND MEETINGS OF THE BOARD

     The board of directors has established three committees, the audit committee, the stock option committee and the compensation committee. However, the board currently performs all functions of these three committees. During the fiscal year ended June 30, 2001, the board of directors met once, and all of VSI's current directors were present.

     Each non-employee director receives a $6,000 annual retainer, and $2,000 for each board meeting actually attended, as well as reimbursement for actual expenses of such attendance.

     Notwithstanding anything to the contrary set forth in any of VSI's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate other VSI filings, including this proxy statement, in whole or in part, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     The board of directors as a whole performed the functions of the compensation committee throughout the 2001 fiscal year.

     Prior to the Closing, the board made subjective salary decisions in annual reviews. This annual review considered the decision-making responsibilities of each position, the experience and work performance. The board subjectively viewed work performance as the most important measurement factor. The remaining measurement factors, decision-making responsibilities and experience were weighted equally. Subsequent to the Closing, no compensation has been paid to any executive officer of VSI, except as set forth below.

     Prior to the Closing, VSI's total compensation program for the CEO and the other executive officers was determined in accordance with the manner discussed above. Mr. Strickland was named CEO in October 1993. Currently, Mr. Strickland is paid only a nominal annual consulting fee, $10,000.00 in fiscal year 2001, for his services until such time as VSI is dissolved.

                               BOARD OF DIRECTORS
                               Joe M. Young
                               Allen O. Kinzer

                                PERFORMANCE GRAPH

     The following graph sets forth the cumulative stockholder return to VSI's stockholders during the five years ended June 30, 2001, as well as an overall stock market index (CRSP Total Return Index for The Nasdaq Stock Market: US Companies) and VSI's peer group index (CRSP Total Return Index for The Nasdaq Stock Market: Non-Financial Stocks). The stock performance graph assumes $100 was invested on June 28, 1996 and reinvestment of all dividends.



                                [GRAPH OMITTED]


                   VALUE OF $100 INVESTED ON JUNE 28, 1996 AT:

                                            6/28/96       6/30/97       6/30/98      6/30/99      6/30/00     6/29/01
                                            -------       -------       -------      -------      -------     -------

VSI Liquidation Corp.                        100.00         63.45        26.33          8.80        4.19         6.33
NASDAQ Non-Financial Stocks                  100.00        124.22       150.11        211.99      333.30       194.34
NASDAQ Market Index-U.S. Cos.                100.00        120.46       159.68        223.77      336.71       186.46


                 Total return assumes reinvestment of dividends.
                 A total of $2.28 per share has been distributed
                        by VSI through October 15, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by VSI to VSI's chief executive officer during the 2001 fiscal year. No other person served as an executive officer of VSI during fiscal year 2001.

                           SUMMARY COMPENSATION TABLE
                                                                              Long Term Compensation
                                                                           -----------------------------
                                                  Annual Compensation           Awards         Payouts
                                              --------------------------   ---------------- ------------
                                                                              Securities
                                                            Other Annual      Underlying        LTIP        All Other
     Name and Principal               Salary     Bonus      Compensation     Options/SARs     Payouts     Compensation
         Position            Year                  ($)            ($)             (#)            ($)           ($)
---------------------------- ----     ------  --------     --------------  ---------------- ------------ -------------
                                     ($)
Ed Strickland (1)            2001         -0-       -0-         10,000               -0-       -0-              -0-
  President and Chief        2000         -0-       -0-         10,000               -0-       -0-              -0-
  Executive Officer          1999      24,077       -0-         10,000               -0-       -0-          150,000(2)

(1) Mr. Strickland, age 55, was appointed president and chief executive officer in October 1993. He is also an officer of LOR, Inc., which is owned by Rollins Investment Fund, the majority owner of the common stock of VSI, and has held this position for the past eight years. Mr. Strickland manages several other companies for LOR, Inc. VSI does not pay Rollins Investment Fund or LOR, Inc. a management fee for his services.

(2) Consists of $100,000 for redemption of stock options and $50,000 retention bonus received in connection with the sale of VSI to HydroChem.

Options/SAR Grants In Last Fiscal Year

     There were no option/SAR grants made during the 2001 fiscal year.

Aggregated Options/Sar Exercises In Last Fiscal Year And Fiscal Year-End Options/Sar Values

     There were no option/SAR exercises in the 2001 fiscal year. In connection with the sale of VSI to HydroChem, all outstanding options for employees and directors were redeemed.

Long Term Incentive Plans And Retirement Plans

     VSI has never had any long term incentive plans or retirement plans.

         SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires VSI's executive officers and directors, and persons who beneficially own more than ten percent of VSI's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish VSI with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of reports furnished to VSI or written representations from reporting persons, VSI believes that with respect to the fiscal year ended June 30, 2001 all of such filing requirements were complied with.

                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth certain information as of October 15, 2001 with respect to the beneficial ownership of the common stock of VSI by each beneficial owner of more than 5% of the outstanding shares. In addition, this table includes the outstanding voting securities beneficially owned by the executive officer and directors and the number of shares owned by the executive officer and directors as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                       Number of Shares
           Name and Address of                           Beneficially        Percentage of Shares
           Beneficial Owner                                  Owned                   Owned
           --------------------------------------      -----------------     ---------------------
           Rollins Investment Fund (1)                   5,689,945(2)                71.1%
           R. Randall Rollins (1)                        5,689,945(2)                71.1%
           Gary W. Rollins (1)                           5,689,945(2)                71.1%
           Ed Strickland (3)                               112,000                    1.4%
           Joe M. Young (1) (4)                                  0                      0%
           Allen O. Kinzer (3)                               1,800                      *
           Executive officer and directors
                 as a group (3 persons)                  5,803,745(2)(4)             72.5%

----------------------------
*    Owns less than one percent.
(1) Addresses are c/o Rollins Investment Fund, P.O. Box 647, Atlanta, Georgia 30301.
(2) Rollins Investment Fund ("RIF") beneficially owns an aggregate 5,689,945 shares of VSI's common stock with respect to which RIF has sole voting and dispositive power. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate of O. Wayne Rollins (Estate) (with the power to control the Estate in its entirety), and as sole trustee of five trusts of which his five children are beneficiaries, R. Randall Rollins has shared voting and dispositive power with respect to the entire 5,689,945 shares held by RIF. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate (with the power to control the Estate in its entirety), and as sole trustee of four trusts of which his four children are beneficiaries, Gary W. Rollins has shared voting and dispositive power with respect to the entire 5,689,945 shares held by RIF. Given each individual's ability to influence the disposition of all of RIF's holdings, they have deemed it appropriate to report beneficial ownership on a shared basis for the entire number of shares held by RIF.
(3) Addresses are c/o VSI Liquidation Corp., 2170 Piedmont Road NE, Atlanta, Georgia 30324.
(4) Joe M. Young, presently a director of VSI, and a nominee for director of VSI, is General Manager of RIF and was appointed to the board of directors of VSI pursuant to a right guaranteed to RIF in connection with its purchase of common stock of VSI in December 1991. Mr. Young disclaims beneficial ownership of the shares held by RIF, although due to his affiliation with RIF, and RIF's right to name a director of VSI, those shares are included in the total reported for the executive officer and directors as a group.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Hall, Kistler & Company LLP served as the independent public accountants providing auditing services for fiscal year 2001. Approval or selection of the independent certified public accountants will not be submitted to the annual meeting of stockholders. The board of directors will select the independent certified public accountants and believes that it would be to the detriment of VSI and its stockholders for there to be any impediment, such as selection or ratification by the stockholders, to exercising its judgment to select the independent certified public accountants or to remove them if, in its opinion, such removal is in the best interest of VSI and its stockholders.

     Representatives of Hall, Kistler & Company LLP will not be present at the annual meeting.

     VSI incurred the following fees for services performed by Hall, Kistler & Company LLP in fiscal year ended June 30, 2001:

     Audit Fees

     Fees for the fiscal year 2001 audit and the review of Forms 10-Q in fiscal year 2001 were approximately $8,000.

     Fiscal Information Systems Design and Implementation Fees

     Hall, Kistler & Company LLP did not render any services related to financial information systems design and implementation for the fiscal year ended June 30, 2001.

     All Other Fees

     No other services were rendered by Hall, Kistler & Company LLP for the fiscal year ended June 30, 2001 which required the payment of a fee.

     The board of directors has determined that the payments made to its independent accountants for non-audit services for fiscal year ended June 30, 2001 are compatible with maintaining such auditors' independence.

     Effective November 11, 1999, the board of directors of VSI engaged the accounting firm of Hall, Kistler & Company LLP as independent auditors for VSI. Hall, Kistler & Company LLP replaces the firm of PricewaterhouseCoopers LLP, whose engagement was terminated upon the expiration of their engagement by VSI's board of directors, effective as of November 11, 1999. PricewaterhouseCoopers LLP was notified of the termination on November 15, 1999. The termination was due to dismissal of PricewaterhouseCoopers LLP as the auditors.

     Neither VSI nor anyone engaged on its behalf has consulted with Hall, Kistler & Company LLP since the beginning of VSI's fiscal year ended June 30, 1999 with regard to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on VSI's financial statements, which Hall, Kistler & Company LLP has concluded was an important factor considered by VSI in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a) (1) (iv) of Regulation S-K) or a reportable event (as described in Item 304(a) (1) (v) of Regulation S-K.

     There were no disagreements between VSI and PricewaterhouseCoopers LLP in connection with the audits of the two most recent fiscal years ended June 30, 1999 or through November 15, 1999, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused PricewaterhouseCoopers LLP to make reference in connection with their reports to the subject matter of the disagreement. In addition, no events of the type referenced in paragraphs (a) (1) (v) (A) through (D) of Item 304 of Regulation S-K occurred within VSI's two most recent fiscal years or through November 15, 1999.

     The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of VSI as of and for the years ended June 30, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that their audit report for the year ended June 30, 1999 included an emphasis of a matter paragraph regarding VSI's having sold substantially all of its net operating assets on January 1, 1999.

     VSI requested that PricewaterhouseCoopers LLP furnish VSI with a letter, addressed to the Commission, stating whether they agree with the statements made by VSI herein. On December 13, 1999, VSI received a letter from PricewaterhouseCoopers LLP dated December 10, 1999, a copy of which is attached as Exhibit 16 to VSI's Form 8-K filed December 14, 1999.

                              STOCKHOLDER PROPOSALS

     Appropriate proposals of stockholders intended to be presented at VSI's 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by VSI by August 5, 2002 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by VSI by October 19, 2002 in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals which may come before the annual meeting. With regard to such stockholder proposals, if the date of the 2003 annual meeting is subsequently advanced or delayed by more than 30 calendar days from the date of the 2002 annual meeting to which this proxy statement relates, VSI shall, in a timely manner, inform stockholders of the change and the date by which proposals must be received.

                                 OTHER BUSINESS

     While management of VSI does not know of any matters that may be brought before the annual meeting, other than as set forth in the Notice of Annual Meeting of Stockholders, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question that may properly be submitted to the annual meeting.

     Upon The Written Request Of Any Record Or Beneficial Owner Of Common Stock Of VSI Whose Proxy Was Solicited In Connection With The 2002 Annual Meeting of Stockholders, VSI Will Furnish Such Owner, Without Charge, A Copy Of Its Annual Report On Form 10-K Without Exhibits For Its Fiscal Year Ended June 30, 2001. Request For A Copy Of Such Annual Report On Form 10-K Should Be Addressed To Joe
M. Young, VSI Liquidation Corp., 2170 Piedmont Road, NE, Atlanta, Georgia 30324.

     It Is Important That Proxies Be Returned Promptly. Stockholders Who Do Not Expect To Attend The Meeting In Person Are Urged To Sign, Complete, Date And Return The Proxy Card In The Enclosed Envelope, To Which No Postage Need Be Affixed.

                                By Order of the Board of Directors


                                /s/ Joe M. Young
                                Joe M. Young, Director
Dated:   December 3, 2001


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



                              VSI LIQUIDATION CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                FOR USE AT THE ANNUAL MEETING ON JANUARY 21, 2002

     The undersigned stockholder hereby appoints Joe M. Young and Allen O. Kinzer, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of VSI Liquidation Corp. to be held on January 21, 2002, and any adjournments thereof.

     The undersigned acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated December 3, 2001, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated below.

1.   ELECTION OF DIRECTORS:

    |_| FOR election of the individuals set forth below as      |_| REFRAIN FROM VOTING FOR election of the
        director nominees (except as marked to the                  individuals set forth below as director
        contrary)                                                   nominees

        NOMINEES: Joe M. Young and Allen O. Kinzer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write that person's name on the space provided below.)

--------------------------------------------------------------------------------

2.   Upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES.

                    Date: _______________________, 200__


                    ____________________________________________________________
                                             (Signature)

                    ____________________________________________________________
                                     (Signature if held jointly)

                    (Stockholders should sign exactly as name appears on stock. Where there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.)
                    Please enter your Social Security Number or Federal Employer Identification Number here: ________________________________

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




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